HAUPPAUGE DIGITAL INC.

                                 91 Cabot Court
                            Hauppauge, New York 11788

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Kenneth R. Aupperle and Kenneth Plotkin as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Hauppauge Digital Inc. (the "Company") held of record by the undersigned on June 8, 2000 at the Annual Meeting of Stock holders to be held on July 18, 2000 or any adjournment thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1,2 3, 4 and 5 and in favor of any proposal to adjourn the meeting in order to allow the Company additional time to obtain sufficient Proxies with regard thereto.

                  (Continued and to be signed on reverse side)




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                                 [Reverse Side]
      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders

                             Hauppauge Digital Inc.

                                  July 18, 2000






                 Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------

A |X| Please mark your votes as in this example.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                           PROPOSALS 1, 2, 3, 4 and 5

1.   Election of Directors.


FOR all nominees listed below                          WITHHOLD AUTHORITY
(except as marked to the                               to vote for all nominees
contrary as instructed below).                         listed below.


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

                    KENNETH R. AUPPERLE             KENNETH PLOTKIN

                    BERNARD HERMAN                  STEVEN J. KUPERSCHMID

2.   Proposal  to  approve  an  amendment  to  the  Company's   Certificate   of
     Incorporation to increase the number of authorized Common Shares from 10,000,000 to 25,000,000.

                     FOR         AGAINST         ABSTAIN

3. Proposal to ratify the adoption of the Company's 2000 Performance and Equity Incentive Plan.

                     FOR         AGAINST         ABSTAIN






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4.   Proposal to ratify the adoption of the Company's  Employee  Stock  Purchase
     Plan.

                      FOR  [ ]     AGAINST [ ]       ABSTAIN  [ ]

5. Proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

                      FOR  [ ]     AGAINST [ ]       ABSTAIN  [ ]

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                      FOR  [ ]     AGAINST [ ]       ABSTAIN  [ ]


                       (continued and signed on next page)
                            [Reverse side continued]

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE

Signature: ___________________ Signature, if held jointly: ____________________
Dated: __________, 2000


NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in full partnership or limited liability company name by an authorized person.



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